UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

Rocket Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36829	04-3475813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 1040

New York, New York 10016

(Address of Principal Executive Offices)

(646) 440-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operation and Financial Condition.

On March 6, 2018, Rocket Pharmaceuticals, Inc. (the “Company”) announced its financial results for the year ended December 31, 2017. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a)    Financial statements of businesses acquired.

The audited financial statements of Rocket Pharmaceuticals, Ltd., which comprise the balance sheets as of December 31, 2017 and 2016, and the related Statements of Operations, Shareholders’ Equity and Cash Flows for the years ended December 31, 2017 and December 31, 2016, and the related notes thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)    Exhibits

Exhibit No.	Description

23.1	Consent of EisnerAmper LLP

99.1	Press Release of the Company, dated March 6, 2018

99.2	Audited Financial Statements of Rocket Pharmaceuticals, Ltd. as of and for the years ended December 31, 2017 and 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: March 7, 2018	By:	/s/ Gaurav Shah
Name: Gaurav Shah
Title: President and Chief Executive Officer